UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

CELANESE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On June 30, 2021, Celanese Corporation (the “Company”) announced the signing of a definitive agreement to acquire the Santoprene™ TPV elastomers business of Exxon Mobil Corporation.

Press Release

A copy of the press release announcing the above-referenced transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Investor Call

On June 30, 2021, Lori J. Ryerkerk, the Company’s Chairman and Chief Executive Officer, Scott A. Richardson, the Company’s Executive Vice President and Chief Financial Officer, and Thomas F. Kelly, the Company’s Senior Vice President, Engineered Materials, will be available to discuss the transaction and answer questions from investors and analysts via conference call and webcast hosted by the Company at 11:00 a.m. Eastern time. The presentation, press release and management’s prepared comments may be accessed on our website at investors.celanese.com under News & Events — Events Calendar. This call will be available by webcast at https://investors.celanese.com or by phone as set forth in the press release furnished as Exhibit 99.1 to this Current Report.

Copies of the presentation and management’s prepared remarks for the webcast are also furnished as Exhibit 99.2 and 99.3 to this Current Report.

Forward-Looking Statements

The information set forth in this Current Report contains certain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, performance, planned investments, capital expenditures and other information that is not historical information. Forward-looking statements can be identified by words such as “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. These include the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, the transactions described herein, the timing of closing thereof and the Company’s ability to realize the anticipated benefits of the transactions described herein. Numerous other factors, many of which are beyond the Company’s control could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the statement is made to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)  The following exhibits are being furnished herewith:

Exhibit Number
99.1	Press Release dated June 30, 2021*

99.2	Investor Presentation dated June 30, 2021*

99.3	Prepared Remarks from Management dated June 30, 2021*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* The information in Item 7.01 of this Current Report, including Exhibits 99.1, 99.2 and 99.3 furnished thereunder, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 this Current Report, including the exhibits furnished thereunder, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ Michael R. Sullivan
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date:	June 30, 2021